EXHIBIT 99

                                                   DIANE WUYCHECK
                                                   (412) 553-5911

                                                   JULY 16, 1997



                   EQUITABLE RESOURCES CLOSES MERGER WITH NORESCO


PITTSBURGH  --  Equitable  Resources,  Inc.  (ERI)  announced  today that it has completed its merger transaction with Northeast Energy Services Company (NORESCO). A definitive agreement to acquire NORESCO was previously announced on May 19.

Equitable Resources is a $2 billion integrated energy company with three primary business segments. ERI Services, the company's non-regulated energy services segment, is rapidly expanding its market presence and customer base in resource and facilities management in both the government and private business sector. ERI Supply & Logistics is the company's exploration, production and trading business which develops, supplies and transports energy and operates primarily in the Appalachian and Gulf Coast regions. ERI Utilities comprises the company's regulated businesses, including the local distribution company, Equitable Gas, and interstate pipeline company, Equitrans.

Equitable Resources, Inc. is traded under the ticker symbol, "EQT."


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